EXHIBIT 99.1

Corporate Relations | 77 Beale Street | San Francisco, CA 94105 | 1 (415) 973-5930 | www.pgecorp.com
October 28, 2015

PG&E Corporation Reports Third-Quarter Financial Results

San Francisco, Calif.— PG&E Corporation's (NYSE: PCG) third-quarter 2015 net income after dividends on preferred stock (also called "income available for common shareholders") was $307 million or $0.63 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with $811 million, or $1.71 per share, for the third quarter of 2014.

The significant difference in year-over-year third quarter results was driven primarily by the timing of regulatory proceedings in key rate cases this year and last.

GAAP results include items that management does not consider part of the normal course of operations (items impacting comparability), which totaled $178 million pre-tax, or $0.21 per share, for the quarter. These items included accruals related to the expected disallowance of certain gas transmission capital expenditures that PG&E believes will be treated as part of the previously announced penalty resulting from the San Bruno investigation. Other items included expenses associated with work to clear pipeline rights of way and pipeline safety enhancement work, as well as legal and regulatory costs related to natural gas matters. These were offset partially by insurance recoveries.

"We continue to move forward with investments and initiatives that will allow us to meet the changing needs of our customers and the ambitious clean energy vision set out by the state. Modernizing California's electric grid and other vital energy infrastructure is essential to achieving the state's renewable energy and greenhouse gas goals, as well as meeting the need for continued safe, reliable and affordable service. Our commitment in these areas was reflected last quarter in the proposed investments in our 2017 General Rate Case, our strong operational response to the recent wildfires, and our support for California's new target to deliver half of the state's energy from renewable sources," said Tony Earley, Chairman, CEO and President of PG&E Corporation.

Third-Quarter Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability, PG&E Corporation's earnings from operations for the third quarter of 2015 were $412 million, or $0.84 per share, compared with $820 million, or $1.73 per share, during the same period in 2014. The largest factor contributing to the year-over-year decrease in quarterly results was the timing of the final decision in the 2014 General Rate Case (GRC), which was received in the third quarter last year. Because the decision was retroactive to the beginning of 2014, the company recorded three quarters' worth of increased revenue in the third quarter of last year.

Additionally, revenues in the third quarter this year were lower because the company's 2015 Gas Transmission and Storage rate case has not yet been resolved.  A final decision is not expected until 2016. Other factors contributing to comparatively lower third-quarter results this year included the timing of certain tax impacts and an increase in the number of shares outstanding, among other items. These items were partially offset by increases due to growth in rate base earnings.

2015 Earnings Guidance

PG&E Corporation is narrowing its 2015 guidance for non-GAAP earnings from operations to reflect the fact that results through the third quarter are trending toward the upper end of its previously issued range. The guidance range for full-year 2015 earnings from operations is now $3.00 to $3.10 per share, compared with the previously issued guidance range of $2.90 to $3.10 per share. On a GAAP basis, the guidance range for projected earnings is now $1.64 to $1.83 per share, reflecting the impact of the penalties assessed by the CPUC as well as other items, compared with the previously issued guidance range of $1.51 to $1.83 per share. Guidance is based on various assumptions and forecasts, including those relating to expenses, authorized revenues, capital expenditures, rate base, and equity issuances.

PG&E Corporation discloses historical financial results and provides guidance based on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated income available for common shareholders presented in accordance with GAAP. See the accompanying tables for a reconciliation of the differences between results and guidance based on earnings from operations and results and guidance based on consolidated income available for common shareholders.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides for today's conference call with the financial community, including slides relating to some of the assumptions and forecasts underlying 2015 EPS guidance, have been furnished to the Securities and Exchange Commission and are available on PG&E Corporation's website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Conference Call with the Financial Community to Discuss Financial Results

Today's call at 11:00 a.m., Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx for more information and instructions for accessing the webcast. The call will be archived on the website. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through November 11, 2015, by dialing (866) 415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the confirmation code 24207# will be required to access the replay.

Management's statements providing guidance for PG&E Corporation's 2015 financial results and the assumptions and forecasts underlying such guidance constitute forward-looking statements that reflect management's judgment and opinions. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•
the timing and amount of fines, penalties, and remedial costs that the Utility may incur in connection with the federal criminal prosecution of the Utility, the CPUC's investigation of the Utility's natural gas distribution operations, the Utility's self-reported or alleged non-compliance with natural gas safety regulations, and other investigations or proceedings that have been or may be commenced relating to the Utility's compliance with natural gas-related laws and regulations, violation of the CPUC's rules regarding ex parte communications or other allegedly improper communications, or other matters;

•	the Utility's ability to control its costs within the authorized levels of spending and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs;

•	changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

•
the impact that reductions in customer demand for electricity and natural gas have on the Utility's ability to make and recover its investments through rates and earn its authorized return on equity and whether the Utility's business strategy to address the impact of growing distributed and renewable generation resources and changing customer demands is successful;

•	changes in estimated environmental remediation costs, including costs associated with the Utility's natural gas compressor sites;

•
the amount and timing of additional equity and debt issuances and whether PG&E Corporation and the Utility are able to continue accessing capital markets and other sources of debt and equity financing in a timely manner on acceptable terms;

•
the amount and timing of charges reflecting probable liabilities for third-party claims and the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation; and

•
the other factors disclosed in PG&E Corporation's and the Utility's joint Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2015.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, California's largest investor-owned utility.  PG&E serves nearly 16 million Californians across a 70,000 square-mile service area in Northern and Central California.  For more information, visit http://www.pgecorp.com/ and www.pge.com.

PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2015	2014	2015	2014
Operating Revenues
Electric	$3,868	$4,012	$10,344	$10,246
Natural gas	682	927	2,322	2,536
Total operating revenues	4,550	4,939	12,666	12,782
Operating Expenses
Cost of electricity	1,681	1,782	3,958	4,341
Cost of natural gas	50	134	442	694
Operating and maintenance	1,621	1,287	5,028	3,914
Depreciation, amortization, and decommissioning	653	671	1,935	1,766
Total operating expenses	4,005	3,874	11,363	10,715
Operating Income	545	1,065	1,303	2,067
Interest income	2	2	6	7
Interest expense	(194)	(174)	(575)	(547)
Other income, net	24	36	100	98
Income Before Income Taxes	377	929	834	1,625
Income tax provision	67	115	84	310
Net Income	310	814	750	1,315
Preferred stock dividend requirement of subsidiary	3	3	10	10
Income Available for Common Shareholders	$307	$811	$740	$1,305
Weighted Average Common Shares Outstanding, Basic	486	472	481	466
Weighted Average Common Shares Outstanding, Diluted	489	474	484	468
Net Earnings Per Common Share, Basic	$0.63	$1.72	$1.54	$2.80
Net Earnings Per Common Share, Diluted	$0.63	$1.71	$1.53	$2.79
Dividends Declared Per Common Share	$0.46	$0.46	$1.37	$1.37

Reconciliation of PG&E Corporation's Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP")
Third Quarter and Year to Date (YTD), 2015 vs. 2014
(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2015	2014	2015	2014	2015	2014	2015	2014
PG&E Corporation's
Earnings from Operations (1)	$412	$820	$0.84	$1.73	$1,272	$1,395	$2.63	$2.98
2015 Items Impacting Comparability (2)
Pipeline related expenses(3)	(19)	-	(0.04)	-	(38)	-	(0.08)	-
Legal and regulatory
related expenses (4)	(8)	-	(0.02)	-	(26)	-	(0.05)	-
Fines and penalties (5)	(84)	-	(0.16)	-	(497)	-	(1.03)	-
Insurance recoveries (6)	6	-	0.01	-	29	-	0.06	-

2014 Items Impacting Comparability (2)
Natural gas matters (7)		(13)		(0.03)		(94)		(0.20)
Environmental related costs(8)		4		0.01		4		0.01
PG&E Corporation's
Earnings on a GAAP basis	$307	$811	$0.63	$1.71	$740	$1,305	$1.53	$2.79

(1)	"Earnings from operations" is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability as described in Note (2) below. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating plans, and employee incentive compensation.
(2)	Items impacting comparability represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.
(3)       The Utility incurred costs of $32 million and $64 million, pre-tax, during the three and nine months ended September 30, 2015, respectively, for pipeline related expenses, including costs related to the multi-year effort to identify and remove encroachments from transmission pipeline rights of way and costs to perform remaining work under the Utility's pipeline safety enhancement plan ("PSEP").
(4)	The Utility incurred costs of $14 million and $44 million, pre-tax, during the three and nine months ended September 30, 2015, respectively, for legal and regulatory related expenses, including legal and other costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.
(5)	The Utility incurred costs of $142 million and $770 million, pre-tax, during the three and nine months ended September 30, 2015, respectively, associated with fines and penalties imposed by the CPUC on April 9, 2015 in the gas transmission pipeline investigations. As shown in the table below, these costs include an additional accrual for the $300 million fine paid to the State General Fund, a charge for a bill credit for natural gas customers, and estimated charges for capital costs (which includes less than $1 million for remedy related capital costs) incurred during the three months and nine months ended September 30, 2015 that the Utility believes are probable of disallowance in the Gas Transmission and Storage rate case.

(in millions, pre-tax)	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Fine paid to the state	$-	$(100)
Customer bill credit	-	(400)
Charge for disallowed capital	(142)	(270)
Fines and penalties	$(142)	$(770)
        Future fines or penalties may be imposed in connection with other enforcement, regulatory and litigation activities regarding natural gas matters and regulatory communications.
(6)	Represents insurance recoveries of $10 million and $49 million, pre-tax, for third party claims and associated legal costs related to the San Bruno accident the Utility received during the three and nine months ended September 30, 2015, respectively. The Utility has received a cumulative total of $515 million through insurance related to $558 million of third-party claims and $92 million of legal costs incurred. No further insurance recoveries related to these claims and costs are expected.
(7)	In 2014, natural gas matters included pipeline-related costs to perform work under the PSEP and other activities associated with safety improvements to the Utility's natural gas system, as well as legal and other costs related to natural gas matters. Natural gas matters also included charges recorded related to fines, third party liability claims, and insurance recoveries in 2014.
(8)          The Utility reduced its accrual related to the Hinkley whole house water program in the third quarter of 2014.

Key Drivers of PG&E Corporation Earnings per Common Share ("EPS") from Operations
Second Quarter and YTD, 2015 vs. 2014
 ($/Share, Diluted)

Third Quarter 2014 EPS from Operations (1)	$1.73

Growth in rate base earnings	0.05

2014 GRC cost recovery (2)	(0.47)
Timing of 2015 GT&S cost recovery (3)	(0.16)
Timing of taxes (4)	(0.09)
Regulatory & legal matters (5)	(0.05)
Gain on disposition of SolarCity stock (6)	(0.03)
Increase in shares outstanding	(0.05)
Miscellaneous	(0.09)
Third Quarter 2015 EPS from Operations (1)	$0.84

2014 YTD EPS from Operations(1)	$2.98

Growth in rate base earnings	0.16
Nuclear refueling outage	0.05
2014 GRC cost recovery (2)	0.00

Timing of 2015 GT&S cost recovery (3)	(0.33)
Regulatory & legal matters (5)	(0.04)
Gain on disposition of SolarCity stock (6)	(0.03)
Timing of taxes (4)	(0.01)
Increase in shares outstanding	(0.10)
Miscellaneous	(0.05)
2015 YTD EPS from Operations(1)	$2.63

(1)	See Exhibit A for a reconciliation of EPS from Operations to EPS on a GAAP basis.
(2)
Represents the increase in base revenues authorized by the CPUC in the 2014 GRC decision, as well as the impact of flow-through ratemaking treatment for federal tax deductions for repairs, for the first two quarters of 2014.  In 2014, the increase in base revenue and the impact of flow-through repairs deductions was not recognized until the quarter ended September 30, 2014, when the 2014 GRC decision was issued. Also includes 2014 GRC related items included in Miscellaneous in previous quarters.

(3)
Represents expenses during the three and nine months ended September 30, 2015 as compared to the same periods in 2014, with no corresponding increase in revenue.  The Utility has requested the CPUC to authorize an increase to its revenue requirements for 2015, 2016, and 2017 in its 2015 GT&S rate case.  Based on the procedural schedule, it is unlikely that the Utility will be able to recognize a revenue increase from a final 2015 GT&S rate case decision until 2016.

(4)	Represents the timing of taxes reportable in quarterly financial statements.
(5)	Primarily reflects incentive awards received in 2014. Also includes legal costs included in Miscellaneous in previous quarters.
(6)	Represents the gain recognized during the three months ended September 30, 2014 as compared to the three months ended September 30, 2015 during which no comparable gain was recognized.

PG&E Corporation Earnings Per Share Guidance

2015 EPS Guidance	Low		High
Estimated EPS on an Earnings from Operations Basis		$3.00		$3.10
Estimated Items Impacting Comparability: (1)
Pipeline related expenses (2)		(0.15)		(0.12)
Legal and regulatory related expenses (3)		(0.09)		(0.03)
Fines and penalties (4)	~	(1.18)	~	(1.18)
Insurance recoveries (5)		0.06		0.06
Estimated EPS on a GAAP Basis (6)		$1.64		$1.83
(1)	Items impacting comparability represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. These items are included in calculating Consolidated Income Available for Common Shareholders in accordance with GAAP. These items are excluded when calculating "earnings from operations" which is a non-GAAP measure that provides additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating plans, and employee incentive compensation.

(2)	"Pipeline related expenses" includes costs related to the Utility's multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way and to perform remaining work associated with the PSEP. The pre-tax range of estimated costs is shown below.
	2015
	Low EPS guidance	High EPS guidance
(in millions, pre-tax)
Pipeline related expenses	$(125)	$(100)

(3)	"Legal and regulatory related expenses" includes legal and other costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. The pre-tax range of estimated costs is shown below.
	2015
	Low EPS guidance	High EPS guidance
(in millions, pre-tax)
Legal and regulatory related expenses	$(75)	$(25)

(4)	"Fines and penalties" includes actual and future fines and penalties resulting from various enforcement, regulatory and litigation activities regarding natural gas matters and regulatory communications. Guidance of ~$900 million is consistent with the estimated 2015 components of the $1.6 billion final penalty decision the CPUC issued on April 9, 2015 in the gas transmission pipeline investigations. Charge for disallowed capital includes safety and remedy related capital costs. Guidance does not include amounts for other future fines or penalties.
	2015
	Low EPS		High EPS
(in millions, pre-tax)	guidance		guidance
Fine paid to the state		$(100)		$(100)
Customer bill credit		(400)		(400)
Charge for disallowed capital	~	(400)	~	(400)
Fines and penalties	~$	(900)	~$	(900)

(5)	During the quarter ended September 30, 2015 the Utility recognized insurance recoveries of $10 million for third-party liability claims and associated legal costs, bringing the cumulative total to $515 million. No further insurance recoveries related to these claims are expected.
	2015
	Low EPS guidance	High EPS guidance
(in millions, pre-tax)
Insurance recoveries	$49	$49
(6)	The guidance provided does not include any potential environmental-related costs that the Utility could incur if the final order for remediation at Hinkley is more onerous than the Utility's proposal.

Actual financial results for 2015 may differ materially from the guidance provided.  For a discussion of the factors that may affect future results, see the Safe Harbor Statements.